UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 17, 2017

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2017, Acorda Therapeutics, Inc. (the “Company”) announced that Catherine D. Strader, Ph.D., was elected to the Company’s Board of Directors effective February 17, 2017 as one of the Company’s Class I Directors whose term expires at the Company’s 2018 annual meeting.  In connection with Dr. Strader’s election to the Board, in accordance with the authority set forth in the Company’s Bylaws, the Board expanded the size of the Board from eight (8) to nine (9) directors and the number of Class I directors from two (2) to three (3). Dr. Strader was also elected to serve as a member of the Board’s Research & Development Committee.

Upon her appointment to the Board of Directors, Dr. Strader became entitled to compensation in accordance with our director compensation policy. Pursuant to this policy as currently in effect, each of our directors receives a base annual cash retainer of $50,000, and each member of the Research & Development Committee receives an additional annual cash retainer of $7,000. In the case of a director who is elected to the Board of Directors other than at an annual meeting of our stockholders, such as Dr. Strader, the retainer will be prorated based on the portion of the current term (which ends with our next annual meeting, and which in Dr. Strader’s case is the 2017 annual meeting) that she will serve as a member of the Board of Directors. Also, as a new member of the Board of Directors, Dr. Strader has been awarded an initial stock option grant for 25,000 shares of our common stock, and she will be entitled to receive annual stock option grants. Under the director compensation policy, annual stock option grants are made each year on the date of our annual meeting of stockholders. Currently, our directors receive an annual stock option grant for 15,000 shares of our common stock. Options awarded to our directors vest over a one-year period in equal quarterly installments, have a ten year term (which may be shortened if a director’s membership on our board terminates), and have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the NASDAQ market on the date of grant). In the case of a new director such as Dr. Strader, who was not first elected to our Board at an annual meeting of stockholders, her first annual stock option grant will be awarded when her initial stock option grant is fully vested (i.e., on the first anniversary of her election to the Board), and the amount of that first annual award will be prorated based on the period of time between the grant date of the annual award and the date of our 2018 annual meeting. Our directors are also reimbursed for appropriate expenses related to their service on our Board.

There is no arrangement or understanding between Dr. Strader and any other persons or entities pursuant to which Dr. Strader was appointed as a director.

Since the beginning of the Company’s 2016 fiscal year, neither Dr. Strader nor any immediate family member of Dr. Strader has been a party to any transaction or currently proposed transaction with Dr. Strader that is reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Strader’s election to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

February 21, 2017	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 21, 2017